UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201

(Address of principal executive offices) (zip code)
(214) 969-6476

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
The Board of Directors of Comerica Incorporated (“Comerica”) appointed Richard G. Lindner to serve on its Board of Directors, effective May 20, 2008. Mr. Lindner was also appointed as a member of Comerica’s Governance, Compensation and Nominating Committee and its Enterprise Risk Committee. On May 20, 2008, Comerica issued a press release regarding this appointment. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Effective May 20, 2008, the Board of Directors amended Comerica’s bylaws.
The Board of Directors amended Article III, Sections 8(b) and (c), 12 and 13 of the bylaws (dealing with committees), to revise all references to either the Corporate Governance and Nominating Committee or the Compensation Committee. Those committees were combined effective May 20, 2008 into the Governance, Compensation and Nominating Committee, so references to them in the bylaws were changed to the new committee name. The amendments also revised Article III, Section 10 to clarify that directors can be reimbursed expenses and paid fees for attending training sessions. Previously, such authority was implicit. The amended bylaws are effective as of May 20, 2008 and are attached hereto as Exhibit 3.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1	Amended and Restated Bylaws of Comerica Incorporated, effective as of May 20, 2008

99.1	Press Release dated May 20, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED
By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: May 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Comerica Incorporated, effective as of May 20, 2008

99.1	Press Release dated May 20, 2008